EXHIBIT 23.3

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on amended Form S-1 of CS Financing Corporation of our report dated January 21, 2006 (except for Notes 6 and 12, as to which the date is July 21, 2006) relating to the consolidated financial statements of Hennessey Financial, LLC and Subsidiary for the year ended December 31, 2005.  We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

s/Virchow Krause & Company, LLP

Minneapolis, Minnesota
June 6, 2007